September 29, 2021

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE:    Principal National Life Insurance Company
    Variable Life Separate Account
    Principal Executive Variable Universal Life III
    Post-Effective Amendment No. 4 to Registration Statement on Form N-6
    File No. 333-233170

I am Counsel for the above-referenced Registrant. I have reviewed the attached post-effective amendment filed pursuant to Rule 485(b) under the Securities Act of 1933 and hereby represent that the amendment does not contain disclosures that would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely,

/s/ Britney L. Schnathorst

Britney L. Schnathorst
Counsel
515-235-1209
Schnathorst.Britney@principal.com